INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of
Trustees of
Morgan Stanley Dean Witter
 Limited Term Municipal Trust:


In planning and performing our audit of the
 financial statements of Morgan Stanley Dean
Witter Limited
Term Municipal Trust (the "Fund") for the year ended March 31, 2001 (on which we have issued our report dated May 9, 2001), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the
 requirements of Form N-SAR, and not to
provide assurance on
the Fund's internal control.

The management of the Fund is responsible for
 establishing and maintaining internal control.
In fulfilling
this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's
objective of preparing financial statements for external purposes that are fairly presented in conformity
with accounting principles generally accepted in the United States of America.
 Those controls include the
safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any
internal control, misstatements due to
 error or fraud may occur and
not be detected.  Also, projections
 of any evaluation of internal control
 to future periods are subject to the
risk that the internal control may become
 inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American
 Institute of
Certified Public Accountants.  A material weakness
 is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial
statements being audited may occur and
not be detected within a timely period
by employees in the normal
course of performing their assigned functions.
  However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2001.

This report is intended solely for the information and use of management, the Shareholders and Board of Trustees of Morgan Stanley Dean Witter Limited Term
Municipal Trust, and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.




Deloitte & Touche LLP
New York, New York
May 9, 2001